                                                                     EXHIBIT 3.2


                                    BYLAWS

                                      OF

                              IMMUNEX CORPORATION



Originally adopted on: April 27, 1994
Amendments are listed on page i

                                  AMENDMENTS

Section                       Effect of Amendment                                    Date of Amendment
-------                       -------------------                                    -----------------
Section 2.12                  Provide for a shareholder of the Company to            February 8, 2001
                              appoint a proxy to vote or otherwise act               ----------------
                              for the shareholder by authorizing another person
                              or persons to act for the shareholder as a proxy
                              using any means permitted by the Washington
                              Business Corporation Act.

                                                                          Page i

                                   CONTENTS
                                   --------

SECTION 1.  OFFICES...........................................................................      1

SECTION 2.  SHAREHOLDERS......................................................................      1
     2.1     Annual Meeting...................................................................      1
     2.2     Special Meetings.................................................................      1
     2.3     Meetings by Communications Equipment.............................................      1
     2.4     Date, Time and Place of Meeting..................................................      1
     2.5     Notice of Meeting................................................................      1
     2.6     Business for Shareholders' Meetings..............................................      2
             2.6.1  Business at Annual Meetings...............................................      2
             2.6.2  Business at Special Meetings..............................................      2
             2.6.3  Notice to Corporation.....................................................      3
     2.7     Waiver of Notice.................................................................      3
     2.8     Fixing of Record Date for Determining Shareholders...............................      3
     2.9     Voting Record....................................................................      3
     2.10    Quorum...........................................................................      3
     2.11    Manner of Acting.................................................................      4
     2.12    Proxies..........................................................................      4
     2.13    Voting of Shares.................................................................      4
     2.14    Voting for Directors.............................................................      4
     2.15    Action by Shareholders Without a Meeting.........................................      4

SECTION 3.  BOARD OF DIRECTORS................................................................      5
     3.1     General Powers...................................................................      5
     3.2     Number and Tenure................................................................      5
     3.3     Nomination and Election..........................................................      5
             3.3.1  Nomination................................................................      5
             3.3.2  Election..................................................................      6
     3.4     Annual and Regular Meetings......................................................      6
     3.5     Special Meetings.................................................................      6
     3.6     Meetings by Communications Equipment.............................................      6
     3.7     Notice of Special Meetings.......................................................      7
             3.7.1  Personal Delivery.........................................................      7

                                                                         Page ii

             3.7.2  Delivery by Mail....................................................       7
             3.7.3  Delivery by Private Carrier.........................................       7
             3.7.4  Facsimile Notice....................................................       7
             3.7.5  Delivery by Telegraph...............................................       7
             3.7.6  Oral Notice.........................................................       7
     3.8     Waiver of Notice...........................................................       7
             3.8.1  In Writing..........................................................       7
             3.8.2  By Attendance.......................................................       8
     3.9     Quorum.....................................................................       8
     3.10    Manner of Acting...........................................................       8
     3.11    Presumption of Assent......................................................       8
     3.12    Action by Board or Committees Without a Meeting............................       8
     3.13    Resignation................................................................       9
     3.14    Vacancies..................................................................       9
     3.15    Executive and Other Committees.............................................       9
             3.15.1  Creation of Committees.............................................       9
             3.15.2  Committee Rules....................................................      10
             3.15.3  Quorum and Manner of Acting........................................      10
             3.15.4  Minutes of Meetings................................................      10
             3.15.5  Resignation........................................................      10
             3.15.6  Removal............................................................      10
     3.16    Compensation...............................................................      10

SECTION 4.  OFFICERS....................................................................      10
     4.1     Appointment and Term.......................................................      10
     4.2     Resignation................................................................      11
     4.3     Removal....................................................................      11
     4.4     Contract Rights of Officers................................................      11
     4.5     Chairman of the Board......................................................      11
     4.6     President..................................................................      11
     4.7     Vice President.............................................................      12
     4.8     Secretary..................................................................      12
     4.9     Treasurer..................................................................      12

                                                                        Page iii

     4.10      Salaries...................................................................      12

SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS.........................................      13
     5.1       Contracts..................................................................      13
     5.2       Loans to the Corporation...................................................      13
     5.3       Checks, Drafts, Etc........................................................      13
     5.4       Deposits...................................................................      13

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER....................................      13
     6.1       Issuance of Shares.........................................................      13
     6.2       Certificates for Shares....................................................      13
     6.3       Stock Records..............................................................      13
     6.4       Transfer of Shares.........................................................      14
     6.5       Lost or Destroyed Certificates.............................................      14

SECTION 7.  BOOKS AND RECORDS.............................................................      14

SECTION 8.  ACCOUNTING YEAR...............................................................      15

SECTION 9.  SEAL..........................................................................      15

SECTION 10.    INDEMNIFICATION............................................................      15
     10.1      Right to Indemnification...................................................      15
     10.2      Restrictions on Indemnification............................................      16
     10.3      Advancement of Expenses....................................................      16
     10.4      Right of Indemnitee to Bring Suit..........................................      16
     10.5      Procedures Exclusive.......................................................      16
     10.6      Nonexclusivity of Rights...................................................      17
     10.7      Insurance, Contracts and Funding...........................................      17
     10.8      Indemnification of Employees and Agents of the Corporation.................      17
     10.9      Persons Serving Other Entities.............................................      17

SECTION 11.  AMENDMENTS...................................................................      17

SECTION 12.  GOVERNANCE AGREEMENT.........................................................      18

                                                                         Page iv

                                    BYLAWS

                                      OF

                              IMMUNEX CORPORATION

                              SECTION 1. OFFICES

          The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the state of Washington, as the Board may designate or as the business of the corporation may require from time to time.

                            SECTION 2. SHAREHOLDERS

2.1       Annual Meeting

          The annual meeting of the shareholders shall be held at such place and at such time as the Board shall prescribe, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.

2.2       Special Meetings

          The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Special meetings of the shareholders may be called by shareholders as provided in the Articles of Incorporation.

2.3       Meetings by Communications Equipment

          Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4       Date, Time and Place of Meeting

          Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the state of Washington, designated by or at the direction of the Board.

2.5       Notice of Meeting

          Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 or more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6    Business for Shareholders' Meetings

       2.6.1   Business at Annual Meetings

       In addition to the election of Directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 2.6.3 hereof, and received by the Secretary not fewer than 60 or more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection 2.6.1. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.6.1 and, if, in either case, it is so determined, any such business shall not be transacted. The procedures set forth in this subsection
2.6.1 for business to be properly brought before an annual meeting by a shareholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

       2.6.2   Business at Special Meetings

       At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.5 hereof, shall come before such meeting.

          2.6.3    Notice to Corporation

          Any written notice required to be delivered by a shareholder to the corporation pursuant to subsection 2.5, subsection 2.6.1 or subsection 2.6.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices in Seattle, Washington.

2.7       Waiver of Notice

          Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance at such meeting in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.8       Fixing of Record Date for Determining Shareholders

          For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.9       Voting Record

          At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

2.10      Quorum

          A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a

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quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at such meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11      Manner of Acting

          If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.12      Proxies

          A shareholder may vote by proxy (a) executed in writing by the shareholder or by his or her attorney-in-fact or agent or (b) otherwise authorized in accordance with the Washington State Corporation Act. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.13      Voting of Shares

          Except as provided in the Articles of Incorporation or in subsection
2.14 hereof, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.14      Voting for Directors

          Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.15      Action by Shareholders Without a Meeting

          Any action that could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all shareholders entitled to vote on the action and are delivered to the corporation. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken by written consent of shareholders without a meeting is effective when all consents are in the possession of the corporation, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                         SECTION 3. BOARD OF DIRECTORS

3.1       General Powers

          All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2       Number and Tenure

          The number of Directors shall be fixed from time to time by the Board subject to the Amended and Restated Governance Agreement, dated as of December 15, 1992, among Immunex Corporation, Lederle Oncology Corporation and American Cyanamid Company ("Cyanamid"), as it may be amended or stated from time to time (the "Governance Agreement"). The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be shareholders of the corporation or residents of the state of Washington and need not meet any other qualifications.

3.3       Nomination and Election

          3.3.1    Nomination

          Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board subject to the Governance Agreement or (b) by any shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.6.3 hereof) of such shareholder's intention to make such nominations is received by the Secretary not later than
(i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder's notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the

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corporation that are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a shareholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedures and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

          3.3.2     Election

          At each election of Directors, the persons receiving the greatest number of votes shall be the Directors.

3.4       Annual and Regular Meetings

          An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee thereof, may specify the time and place either within or without the state of Washington for holding regular meetings thereof without notice other than such resolution.

3.5       Special Meetings

          Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the state of Washington as the place for holding any special Board or committee meeting called by them.

3.6       Meetings by Communications Equipment

          Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.7      Notice of Special Meetings

         Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally at least two days before the meeting. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

         3.7.1  Personal Delivery

         If notice is given by personal delivery, the notice shall be deemed effective when delivered to a Director at least two days before the meeting.

         3.7.2  Delivery by Mail

         If notice is delivered by mail, the notice shall be deemed effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first class postage prepaid and properly addressed to a Director at his or her address shown on the records of the corporation.

         3.7.3  Delivery by Private Carrier

         If notice is given by private carrier, the notice shall be deemed effective when delivered to a Director at his or her address shown on the records of the corporation.

         3.7.4  Facsimile Notice

         If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched to a Director at his or her telephone number or other number appearing on the records of the corporation.

         3.7.5  Delivery by Telegraph

         If notice is delivered by telegraph, the notice shall be deemed effective when the content thereof is dispatched by the telegraph company for delivery to a Director at his or her address shown on the records of the corporation.

         3.7.6  Oral Notice

         If notice is delivered orally, by telephone or in person, the notice shall be deemed effective when personally given to the Director.

3.8      Waiver of Notice

         3.8.1  In Writing

         Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

         3.8.2  By Attendance

         A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.9      Quorum

         Except in cases in which the Governance Agreement, the Articles of Incorporation or these Bylaws otherwise provide, a majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting, but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10     Manner of Acting

         If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation, the Washington Business Corporation Act or the Governance Agreement.

3.11     Presumption of Assent

         A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.12     Action by Board or Committees Without a Meeting

         Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13     Resignation

         Any Director may resign from the Board or any committee thereof at any time by delivering either oral tender of resignation at any meeting of the Board or written notice to the Secretary. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14     Vacancies

         Subject to the provisions of the Governance Agreement and unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15     Executive and Other Committees

         3.15.1  Creation of Committees

         The Board shall designate the committees provided for in the Governance Agreement, which committees shall have the members provided for in the Governance Agreement and may, by resolution passed by a majority of the whole Board, designate, subject to the Governance Agreement, one or more additional committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board, subject to the Governance Agreement, to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) authorize or approve a distribution, except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee thereof, (d) adopt, amend or repeal these Bylaws, (e) amend the Articles of Incorporation pursuant to Section 23B.10.020 of the Washington Business Corporation Act, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

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

         3.15.2  Committee Rules

         Unless the Governance Agreement or the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Section 3.

         3.15.3  Quorum and Manner of Acting

         A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee, but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.

         3.15.4  Minutes of Meetings

         All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

         3.15.5  Resignation

         Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

         3.15.6  Removal

         The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16     Compensation

         By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                              SECTION 4. OFFICERS

4.1      Appointment and Term

         The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, any

Vice President in charge of a principal business unit, division or function or any other officer who performs a policy making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2      Resignation

         Any officer may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, a Vice President, the Secretary or the Board, or by giving oral notice at any meeting of the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3      Removal

         Any officer or agent elected or appointed by the Board may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4      Contract Rights of Officers

         The appointment of an officer does not itself create contract rights.

4.5      Chairman of the Board

         The Chairman of the Board shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. The Chairman of the Board may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or these Bylaws to some other officer or agent of the corporation or are required by laws to be otherwise signed or executed by some other officer or in some other manner. In general, the Chairman of the Board shall perform all duties incident to the office of the chief executive officer of a corporation and shall perform such other duties as shall be assigned to him or her by the Board from time to time.

4.6      President

         If appointed, the President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board, and, in the event of the death of the Chairman of the Board or his or her inability to act, the President shall perform the duties of the Chairman of the Board, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chairman of the Board. The President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. The President shall have, to the extent authorized by the Chairman of the Board or the Board, the same powers as the Chairman of the Board to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform all duties incident to the office of President and such other duties as are prescribed by the Chairman of the Board or the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of Board and shareholders' meetings and for authentication of the records of the corporation.

4.7      Vice President

         In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President or, if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board or President or by or at the direction of the Board.

4.8      Secretary

         If appointed, the Secretary shall be responsible for preparation of minutes of the Board and shareholders' meetings, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. The Secretary shall sign, with the President or other officer authorized by the President or the Board, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9      Treasurer

         If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10     Salaries

         Subject to the terms of the Governance Agreement, the salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.


               SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1      Contracts

         The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2      Loans to the Corporation

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3      Checks, Drafts, Etc.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4      Deposits

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

             SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1      Issuance of Shares

         No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2      Certificates for Shares

         Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3      Stock Records

         The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4      Transfer of Shares

         The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.5      Lost or Destroyed Certificates

         In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                         SECTION 7. BOOKS AND RECORDS

         The corporation shall:

         (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

         (b)  Maintain appropriate accounting records.

         (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

         (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         (e)  Keep a copy of the following records at its principal office:

              1. the Articles of Incorporation and all amendments thereto as currently in effect;

              2. these Bylaws and all amendments thereto as currently in effect;

              3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

              4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

              5. all written communications to shareholders generally within the past three years;

              6. a list of the names and business addresses of the current Directors and officers; and

              7. the most recent annual report delivered to the Washington Secretary of State.

                          SECTION 8. ACCOUNTING YEAR

         The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                SECTION 9. SEAL

         The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                          SECTION 10. INDEMNIFICATION

10.1     Right to Indemnification

         Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action (or inaction) in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages, liabilities or expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and other expenses incurred in connection with such proceeding) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 10 shall be a contract right.

10.2     Restrictions on Indemnification

         No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3     Advancement of Expenses

         The right to indemnification conferred in this Section 10 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if and to the extent it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.3. An indemnitee's right to advancement of expenses shall be conditioned upon such indemnitee (a) delivering of the undertaking, (b) cooperating in providing the corporation with such information as it may reasonably request and which is within such indemnitee's power to provide, and (c) providing to the corporation of a written affirmation of such indemnitee's good faith belief that any applicable standards of conduct have been met by such indemnitee.

10.4     Right of Indemnitee to Bring Suit

         If a claim under subsection 10.1 or 10.3 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5     Procedures Exclusive

         Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section 10 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6     Nonexclusivity of Rights

         The right to indemnification and the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, general or specific action of the Board, contract or otherwise.

10.7     Insurance, Contracts and Funding

         The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Section 10.

10.8     Indemnification of Employees and Agents of the Corporation

         The corporation may, by action of the Board, grant rights to indemnification and the advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section 10 with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9     Persons Serving Other Entities

         Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections
10.1 and 10.3 hereof.

                            SECTION 11. AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, subject to the Governance Agreement, except that the Board may not amend or repeal any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may, subject to any vote requirements set forth in the Articles of Incorporation, also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be altered, amended, repealed or modified by the shareholders, subject to the Governance Agreement.

                       SECTION 12. GOVERNANCE AGREEMENT

         Notwithstanding any other provision of these Bylaws, any conflict between (a) any action taken by the corporation or the Board, or any provision of these Bylaws, as they may be amended or restated from time to time, on the one hand, and (b) the terms of the Governance Agreement, on the other, shall be resolved in favor of the terms of the Governance Agreement, unless otherwise agreed to in writing by Cyanamid.